EXHIBIT (10)N(ii)

AMENDMENT NO. 1
TO THE ECOLAB INC.
ADMINISTRATIVE DOCUMENT FOR NON-QUALIFIED BENEFIT PLANS

(As Amended and Restated effective January 1, 2003)

WITH RESPECT TO

THE AMERICAN JOBS CREATION ACT OF 2004

WHEREAS, Ecolab Inc. (the “Company”) amended and restated the Ecolab Inc. Administrative Document for Non-Qualified Benefit Plans (the “Administrative Document”) effective January 1, 2003; and

WHEREAS, the Administrative Document provides for the administration of the non-qualified benefit plans listed on Exhibit A thereto, one or more of which is classified as a “nonqualified deferred compensation plan” under the Code (each a “Non-Qualified Plan”); and

WHEREAS, the American Jobs Creation Act of 2004, P.L. 108-357 (the “AJCA”) added a new Section 409A to the Code, which significantly changed the Federal tax law applicable to “amounts deferred” under a Non-Qualified Plan after December 31, 2004; and

WHEREAS, pursuant to the AJCA, the Secretary of the Treasury and the Internal Revenue Service will issue proposed, temporary or final regulations and/or other guidance with respect to the provisions of new Section 409A of the Code (collectively, the “AJCA Guidance”); and

WHEREAS, the AJCA Guidance has not yet been issued; and

WHEREAS, to the fullest extent permitted by Section 409A of the Code and the AJCA Guidance, the Company wants to protect the “grandfathered” status of the benefits that are accrued under the Non-Qualified Plans prior to January 1, 2005;

NOW THEREFORE, pursuant to Section 5.1 of the Administrative Document, the Company hereby adopts this Amendment No. 1 to the Administrative Document, which amendment is intended to (1) allow amounts deferred under the Non-Qualified Plans prior to January 1, 2005 to qualify for “grandfathered” status and to continue to be governed by the law applicable to nonqualified deferred compensation prior to the addition of Code Section 409A (as specified in the Non-Qualified Plans as in effect before the adoption of this Amendment No. 1) and (2) cause amounts deferred under the Non-Qualified Plans after December 31, 2004 to be deferred in compliance with the requirements of Code Section 409A.

Words and phrases used herein with initial capital letters that are defined in the Administrative Document are used herein as so defined and the provisions hereof shall be effective as of the close of business on December 31, 2004.

Section 1

Article IV of the Administrative Document is hereby amended by the addition of the following new Section 4.6 at the end thereof, to read as follows:

“Section 4.6           American Jobs Creation Act (AJCA).

(a)           To the extent applicable, it is intended that each Non-Qualified Plan (including all amendments thereto) comply with the provisions of Section 409A of the Code, as enacted by the AJCA, so as to prevent the inclusion in gross income of any amount of benefit accrued hereunder in a taxable year that is prior to the taxable year or years in which such amounts would otherwise be actually distributed or made available to the Executives.  Each Non-Qualified Plan shall be administered in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto (collectively with the AJCA, the “AJCA Guidance”).  Any provisions of this Administrative Document that would cause any Non-Qualified Plan to fail to satisfy Section 409A of the Code (including, without limitation, those added or amended by this Amendment No. 1) shall have no force and effect until amended to comply with Code Section 409A (which amendment may be retroactive to the extent permitted by the AJCA Guidance).

(b)           The Administrator shall not take any action under the Non-Qualified Plans that would violate any provision of Section 409A of the Code.  The Administrator is authorized to adopt rules or regulations deemed necessary or appropriate in connection with the AJCA Guidance to anticipate and/or comply with the requirements thereof (including any transition or grandfather rules thereunder).

(c)           The effective date of this Amendment No. 1 is December 31, 2004.  In furtherance thereof, but without limiting the foregoing, any benefit under a Non-Qualified Plan that is deemed to have been deferred prior to January 1, 2005 and that qualifies for “grandfathered status” under Section 409A of the Code shall continue to be governed by the law applicable to nonqualified deferred compensation prior to the addition of Section 409A to the Code and shall be subject to the terms and conditions specified in the Administrative Document as in effect prior to January 1, 2005.”

IN WITNESS WHEREOF, Ecolab Inc. has executed this Amendment No. 1 and has caused its corporate seal to be affixed this 16th day of December, 2004.

ECOLAB INC.

	By:	/s/ Steven L. Fritze
Steven L. Fritze
Executive Vice President and
Chief Financial Officer

(Seal)

Attest:

/s/ Lawrence T. Bell
Lawrence T. Bell
Senior Vice President,
General Counsel and Secretary